As filed with the Securities and Exchange Commission on April 16, 2002

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S–8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

LIQUID AUDIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0421089
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
800 Chesapeake Drive
Redwood City, CA 94063
(650) 549-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1996 EQUITY INCENTIVE PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Gerald W. Kearby
Chief Executive Officer
Liquid Audio, Inc.
800 Chesapeake Drive
Redwood City, CA 94063
(650) 549-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Mark Reinstra, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share

Reserved under the 1996 Equity Incentive Plan	1,135,465	$2.33	(2)	$2,645,633	$243.40

Reserved under the 1999 Employee Stock Purchase Plan	681,279	$1.981	(3)	$1,349,614	$124.16

TOTAL	1,816,744			$3,995,247	$367.56

(1)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of $2.33 per share, the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on April 11, 2002.

(3)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of$1.981 per share (85% of the average of the high and the low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on April 11, 2002). Pursuant to the 1999 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or the last day of the applicable purchase period.

LIQUID AUDIO, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

Explanatory Note:

This Registration Statement is filed pursuant to General Instruction E—Registration of Additional Securities on Form S-8 under the Securities Act of 1933, as amended, with respect to 1,135,465 additional shares of Common Stock that may be issued under the Registrant’s 1996 Equity Incentive Plan and with respect to 681,279 additional shares of Common Stock that may be issued under the Registrant’s 1999 Employee Stock Purchase Plan (collectively “the Plans”) as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant’s Form S-8 Registration Statement, Registration No. 333-86785, dated September 9, 1999, relating to the Plans, are incorporated herein by reference.

Item 8.    Exhibits.

Exhibit Number		Description

4.1	*	Certificate of Incorporation of Registrant.

4.2	†	Bylaws of Registrant.

4.3	*	1996 Equity Incentive Plan.

4.4	*	1999 Employee Stock Purchase Plan.

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant).

23.1		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

23.2		Consent of PricewaterhouseCoopers LLP (Independent Accountants).

24.1		Power of Attorney (see page II-2).

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-77707), declared effective by the Securities and Exchange Commission on July 8, 1999.
†	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 16, 2002.

LIQUID AUDIO, INC.

By:	/s/ GERALD W. KEARBY
Gerald W. Kearby Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald W. Kearby and Michael R. Bolcerek, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GERALD W. KEARBY Gerald W. Kearby	President, Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2002

/s/ MICHAEL R. BOLCEREK Michael R. Bolcerek	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2002

/s/ ROBERT G. FLYNN Robert G. Flynn	Senior Vice President of Business Development, Secretary and Director	April 16, 2002

/s/ ANN WINBLAD Ann Winblad	Director	April 16, 2002

Stephen V. Imbler	Director	April 16, 2002

/s/ RAYMOND A. DOIG Raymond A. Doig	Director	April 16, 2002

II-2

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	Certificate of Incorporation of Registrant.
4.2†	Bylaws of Registrant.
4.3*	1996 Equity Incentive Plan.
4.4*	1999 Employee Stock Purchase Plan.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant).
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers, LLP, Independent Auditors.
24.1	Power of Attorney (see page II-2).

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-77707), declared effective by the Securities and Exchange Commission on July 8, 1999.
†	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Securities and Exchange Commission on August 14, 2000.